UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 2, 2018

SHUTTERFLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33031	94-3330068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway

Redwood City, California 94065

(Address of principal executive offices, including zip code)

(650) 610-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into Material Definitive Agreements

On April 2, 2018 (the “Closing Date”), Shutterfly, Inc. (the “Company”) entered into an Incremental Term Loan Amendment (the “Incremental Term Loan Amendment”), by and among the Company, the guarantors party thereto, the incremental term loan lenders party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Administrative Agent”) and collateral agent (the “Collateral Agent”). The Incremental Term Loan Amendment amends the Credit Agreement, dated as of August 17, 2017, by and among the Company, the lenders and issuing banks from time to time party thereto, the Administrative Agent and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including by the Incremental Term Loan Amendment, the “Credit Agreement”).

The Incremental Term Loan Amendment provides for the incurrence by the Company of an incremental term loan in an aggregate principal amount of $825,000,000 (the “Incremental Term Loan”). The incurrence of such Incremental Term Loan is permitted as an incremental loan under the Credit Agreement and is subject to the terms of the Credit Agreement and to additional terms set forth in the Incremental Term Loan Amendment. The Incremental Term Loan was fully funded on the Closing Date and matures on August 17, 2024 (the “Maturity Date”).

The Incremental Term Loan amortizes in quarterly installments in an amount equal to 0.25% of the original principal amount of the Incremental Term Loan payable on the last day of each fiscal quarter of the Company beginning with the first full fiscal quarter of the Company’s after the Closing Date and continuing for each fiscal quarter of the Company thereafter. The remaining principal amount of the Incremental Term Loan is due on the Maturity Date.

The proceeds of the loans were used to finance the acquisition of Lifetouch Inc. (“Lifetouch”). On the Closing Date, Lifetouch and certain of its domestic subsidiaries will provide a secured guarantee of the Company’s obligations under the Credit Agreement.

The Incremental Term Loan will initially bear interest, at the election of the Company, at either (a) the base rate (the “Base Rate”), which is defined as a fluctuating rate per annum equal to the greatest of (A) the prime rate then in effect, (B) the federal funds rate then in effect, plus 0.50%, and (C) an adjusted LIBOR rate determined on the basis of a one-month interest period, plus 1.0% or (b) an adjusted LIBOR Rate, subject to a floor of 0.0% (the “LIBOR Rate”), in each case, plus an applicable margin of 1.75% per annum in the case of Base Rate Loans and 2.75% per annum in the case of LIBOR Rate loans. Following the Company’s delivery of financial statements for the first full fiscal quarter following the Closing Date, the Incremental Term Loan shall bear interest, at the election of the Company, at (i) the Base Rate plus an applicable margin of either 1.50% or 1.75%, or (ii) the LIBOR Rate plus an applicable margin of either 2.50% or 2.75%, with the applicable margin in each case determined based on the Company’s consolidated secured net leverage ratio, measured as of the end of the most recently ended fiscal quarter. The Company is also required to pay other customary fees and costs.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. The lenders and their affiliates have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Incremental Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to (a) the Incremental Term Loan Amendment, which is filed as Exhibit 99.1 hereto and incorporated by reference herein and (b) the Credit Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 17, 2017, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition of Lifetouch (the “Acquisition”) pursuant to the terms of a Stock Purchase Agreement dated as of January 30, 2018 (the “Purchase Agreement”) by and among the Company, Lifetouch, and Lifetouch Inc. Employee Stock Ownership Trust (“Seller”). The Acquisition was accomplished by the Company’s purchase of all of the issued and outstanding shares of common stock of Lifetouch from Seller.

The Company acquired all of the issued and outstanding shares of common stock of Lifetouch for $825.0 million in cash (the “Consideration”), payable to Seller, with $10.0 million of the Consideration held in escrow as security for any post-Closing adjustment that is determined to be owed to the Company and an additional $8.0 million of the Consideration held in escrow as security for the indemnification obligations of Seller. The Consideration paid at the closing of the Acquisition was subject to adjustment for Lifetouch’s net working capital, unrestricted cash, indebtedness, and unpaid transaction expenses.

The foregoing description in this Item 2.01 of certain terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Amendment, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 30, 2018, and is incorporated herein by reference.

On April 2, 2018, Shutterfly issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

(i)	The audited consolidated financial statements of Lifetouch as of and for the years ended June 30, 2017, 2016 and 2015, as well as the accompanying notes and Report of Independent Auditors thereto are attached hereto as Exhibit 99.3 and incorporated herein by reference.

(ii)	The unaudited consolidated interim financial statements of Lifetouch, which consist of the balance sheet as of December 31, 2017 and the related statements of operations, comprehensive income, and cash flows for the six months ended December 31, 2017 and 2016 and the related statement of stockholders’ equity for the six month period ended December 31, 2017, as well as the accompanying notes thereto are attached hereto as Exhibit 99.4 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Boulay PLLP.

99.1	Incremental Term Loan Amendment, dated as of April 2, 2018, by and among the Company, the guarantors party thereto, the lenders and issuing banks from time to time party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.

99.2	Press Release of the Company, dated April 2, 2018.

99.3	Audited consolidated financial statements of Lifetouch as of and for the years ended June 30, 2017, 2016 and 2015 and accompanying notes thereto.

99.4	Unaudited consolidated interim financial statements of Lifetouch, which consist of the balance sheet as of December 31, 2017, the related statements of operations, comprehensive income and cash flows for the six months ended December 31, 2017 and 2016, the related statement of stockholders’ equity for the six month period ended December 31, 2017, and accompanying notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: April 2, 2018